SUBORDINATION AGREEMENT
                     -----------------------


     THIS SUBORDINATION AGREEMENT (this "Subordination Agreement") is made and entered into as of July 19, 2002, by WILLIAM Y. TAUSCHER, LEONARD KEE and RICHARD ANDERSON (collectively, "Subordinated Creditor"), THE FROST NATIONAL BANK, a national banking association doing business as FROST CAPITAL GROUP ("Frost") and JAMES E. UPFIELD ("Upfield"). Frost and Upfield are individually and/or collectively referred to herein as the "Senior Creditor".


                            RECITALS
                            --------

     1. Frost has made, or in the future may make, credit accommodations available to Temtex Industries, Inc., a Delaware corporation ("Temtex"), and Temco Fireplace Products, Inc., a Texas corporation (individually and collectively, jointly and severally, the "Borrower"), pursuant to the terms and provisions of that certain Loan Agreement, dated September 6, 2000, by and between Frost and Borrower (as renewed, extended, modified or restated from time to time, the "Senior Loan Agreement"), which indebtedness is secured by a lien on substantially all of the assets and property of Borrower, including the proceeds thereof.

      2. Upfield has made, or in the future may make, credit accommodations available to Borrower, pursuant to the terms and provisions of that certain Secured Term Note, dated on or about the date hereof, issued by Borrower and payable to the order of Upfield, in the aggregate principal amount of $750,000 (the "Upfield Debt Documents"), which indebtedness is secured by a first lien on the inventory and a second lien on the equipment of Borrower.

     3. Subordinated Creditor has also made credit accommodations available to Borrower as described in Exhibit A.

     4. In order to induce Senior Creditor to make and continue to make the credit accommodations described above available to Borrower, Subordinated Creditor has agreed to subordinate its rights and claims now existing or hereafter arising against Borrower to the rights and claims of Senior Creditor now existing or hereafter arising against Borrower, all in accordance with the terms and provisions of this Subordination Agreement.

     5. The parties hereto are entering into this Subordination Agreement in order to set forth their agreements as to payment of the Senior Debt (as defined below) and the Subordinated Debt (as defined below) and their agreements as to certain other matters.

     NOW, THEREFORE, to induce Frost to provide financing to Industries, Subordinated Creditor and Frost agree as follows:

     1. Definitions. The following terms shall have the following definitions for purposes of this Subordination Agreement:

          "Bankruptcy Code" shall mean Title 11 of the United
States Code (11 U.S.C.  101 et seq.).

          "Property" shall mean all, or any portion, of the assets and property of the Borrower.

          "Senior Debt" shall mean all loans, advances, debts, principal, interest (including any interest accrued subsequent to the filing of any bankruptcy, insolvency or similar petition or any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding letters of credit, premiums (including early termination or prepayment premiums), liabilities (including all amounts charged to any Borrower's loan accounts established pursuant to the Senior Loan Agreement), obligations, fees, charges, costs, or expenses reimbursable or payable to Senior Creditor (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by the Borrower to Senior Creditor of any kind and description (whether pursuant to or evidenced by the Senior Loan Agreement, the Upfield Debt Documents or pursuant to any other agreement between Frost and Borrower, or Upfield and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Senior Creditor may have obtained by assignment or otherwise, and further including all interest not paid when due and all expenses that Borrower is required to pay or reimburse Senior Creditor pursuant to the Senior Loan Agreement, Upfield Debt Documents, by law, or otherwise.

          "Senior Debt Documents" shall mean, collectively, each promissory note, loan agreement, security agreement, pledge agreement, guaranty, financing statement, deed of trust, mortgage, assignment of leases and rents, and any and all other agreements executed or delivered by Borrower in connection with the Senior Debt, and all amendments, renewals, extensions, increases or modifications thereof, including without limitation
(i) the Loan Agreement and (ii) the Upfield Debt Documents.

          "Subordinated Debt" shall mean any and all indebtedness for borrowed money of Borrower to Subordinated Creditor, whether now or hereafter existing, incurred, or created whether the obligation of Borrower shall be direct, contingent, primary, secondary, several, joint and several or otherwise, howsoever such indebtedness may be hereafter extended, renewed or evidenced, including, without limitation, the indebtedness described on Exhibit A attached hereto.

     2. Subordination. Subordinated Creditor agrees to subordinate and does hereby subordinate payment by Borrower of all and any part of the Subordinated Debt to the prior indefeasible payment in full, in cash, to Senior Creditor, its successors and assigns, of any and all of the Senior Debt. Subordinated Creditor hereby represents and warrants that the Subordinated Debt is presently and shall remain unsecured. Notwithstanding the foregoing, if Subordinated Creditor nonetheless becomes the holder of any lien or security interest in any of the Property of Borrower, such liens and security interests of Subordinated Creditor, whether now or hereafter arising howsoever existing, shall be and are hereby subordinated to the rights and interests of Senior
Creditor in or to such Property. Except as may be expressly provided herein, Subordinated Creditor shall have no right to possession of any portion of the Property or to foreclose upon any portion of the Property, whether by judicial action or otherwise, unless and until all of the Senior Debt shall have been indefeasibly paid in full, in cash. In furtherance, thereof, Subordinated Creditor agrees not to ask for, demand, sue for, take or receive all or any part of the Subordinated Debt
(other than Permitted Payments to the extent allowed under Section 7 hereof) or enforce Subordinated Creditor's rights to any security therefor, nor ask for, demand, take or receive any security therefor, unless and until the Senior Debt shall have been indefeasibly paid in full in cash.

     3. Subrogation. Senior Creditor agrees that from and after the indefeasible payment in full in cash of the Senior Debt, Subordinated Creditor shall be subrogated to Senior Creditor with respect to (a) Senior Creditor's claim against Borrower, and (b)
Senior Creditor's rights, liens and security interests, if any, in Borrower's assets and the proceeds thereof.

     4. Insurance Claims and Proceeds. Subordinated Creditor shall have no right to participate in the adjustment or settlement of any insurance losses or condemnation claims with respect to the Property. Subordinated Creditor hereby agrees, upon the request and at the direction of Frost, to endorse in favor of Frost any and all checks payable to Subordinated Creditor which represent insurance proceeds paid for claims relating to Property in any manner. Subordinated Creditor agrees, upon request by Frost, to assign to Frost any and all insurance proceeds payable to Subordinated Creditor for claims relating to the Property. Subordinated Creditor hereby appoints Frost as its attorney-in-fact to settle all insurance claims relating to the Property and to receive all payments and endorse all checks with respect to such claims to the full extent of the Senior Debt. Frost agrees with Upfield to handle all insurance claims and proceeds in the manner prescribed in the Intercreditor Agreement between them of even date herewith (the "Intercreditor Agreement").

     5. Limitation of Subordinated Creditor's Actions. So long as any of the Senior Debt remains unpaid, in whole or in part, Subordinated Creditor agrees: (a) not to commence, or to join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings (each, a "Proceeding") with respect to Borrower without the prior written consent of Senior Creditor; provided, however, that the foregoing shall not prohibit Subordinated Creditor from participating in any Proceeding commenced by Borrower or Senior Creditor; (b) not to commence, prosecute, or participate in any administrative, legal, or equitable action that might adversely affect Borrower or Senior Creditor or any of their interests or Property, including without limitation, any claim or any fraudulent transfer or conveyance from any person or entity to Borrower or Senior
Creditor; provided, however, the foregoing shall not prohibit Subordinated Creditor from accelerating all or part of the Subordinated Debt immediately upon the commencement of a Proceeding with respect to the obligor thereof, the acceleration of any of the Senior Debt or otherwise with the prior written consent of Senior Creditor; (c) not to take any lien on or security interest in any of Borrower's Property; and (d) not to enforce or apply any security now or hereafter existing for the Subordinated Debt owned by the Borrower.

     6. Readjustment of Subordinated Debt. Subordinated Creditor further agrees that, upon any distribution of the assets or readjustments of the indebtedness of Borrower, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of Borrower to the payment or liquidation thereof, Senior Creditor shall be entitled to receive payment in full in cash of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Senior Creditor to enforce its rights hereunder in any such actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered in its sole discretion to make and present, but Senior Creditor is in no manner obligated to make or present, for and on behalf of Subordinated Creditor such proofs of claim against Borrower on account of the Subordinated Debt in the name of Subordinated Creditor or Senior Creditor as Senior Creditor may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt.

     7. Permitted Payments. Subject to the foregoing provisions, until such time as Subordinated Creditor shall have received written notice in accordance with the terms hereof from Senior Creditor or its agents of the occurrence of a default or potential default with respect to the Senior Debt, Subordinated Creditor may accept and retain the payments identified on Exhibit
A attached hereto as "Permitted Payments". From and after Subordinated Creditor's receipt of written notice of a default or potential default, Permitted Payments may not be accepted or retained by Subordinated Creditor until all defaults and potential defaults with respect to the Senior Debt shall have been cured or otherwise waived by the applicable Senior Creditor. Upon receipt of notice from such Senior Creditor that all defaults and potential defaults with respect to the Senior Debt have been cured or otherwise waived by such Senior Creditor
(which notice shall be promptly provided by Senior Creditor to Subordinated Creditor), Permitted Payments shall resume and shall be increased by an amount equal to the Permitted Payments that would have been eligible for payment to Subordinated Creditor hereunder but for the limitations set forth herein (the "Accrued Payments"); provided, however, payment of the Accrued Payments shall be made only to the extent that other Permitted Payments may then be made in accordance with the terms hereof and the payment thereof will not cause a default under the Senior Debt Documents.

     8. Property Held in Trust. If (a) any money or other property (other than the Permitted Payments) is received by Subordinated Creditor for application to the Subordinated Debt or (b) any money or other property shall be disbursed to Subordinated
Creditor at any time after a Senior Creditor's delivery to Subordinated Creditor of notice of a default or potential default with respect to the Senior Debt and prior to a Senior Creditor's delivery of notice that all defaults and potential defaults have been cured or otherwise waived such Senior Creditor, Subordinated Creditor will hold such money and other property in trust for Senior Creditor and, promptly after receipt, deliver such money and other property to Frost. Notwithstanding the foregoing, including the terms of Section 7, in the event that the disbursement of a Permitted Payment results in the occurrence of a default or event of default under any Senior Debt Document, Subordinated Creditor will hold such money or other property disbursed in such Permitted Payment in trust for Senior Creditor and, promptly following Senior Creditor's request, deliver such money or other property to Frost. No payment or distribution to Senior Creditor pursuant to the provisions of this Subordination Agreement shall entitle Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full in cash.

     9. Assignment of Subordinated Debt. Subordinated Creditor hereby agrees not to assign or transfer, at any time while this Subordination Agreement remains in affect, any rights, claim or interest of any kind in or to any of the Subordinated Debt, without (a) first notifying Senior Creditor and (b) making such assignment expressly subject to this Subordination Agreement. Subordinated Creditor will, upon request from Senior Creditor, deliver any note or other evidence of the Subordinated Debt to Senior Creditor, and Senior Creditor may (or Subordinated Creditor, upon request from Frost, will) add a legend, substantially in the form set forth on Exhibit B, to such note or other evidence of the Subordinated Debt stating that payment thereof is subject to the provisions of this Subordination Agreement. Subordinated Creditor shall not subordinate any of the Subordinated Debt to any indebtedness of Borrower or any affiliate of Borrower, other than the Senior Debt or pursuant to the express provisions of the Convertible Note (as defined on Exhibit A and as in effect on the date hereof).

     10. Assignment of Senior Debt. Senior Creditor may, from time to time, whether before or after any discontinuance of this Subordination Agreement, in its sole discretion and without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein, and, notwithstanding any such assignment or transfer or subsequent assignment or transfer thereof, the Senior Debt Documents and the Senior Debt shall remain senior to the Subordinated Debt for the purposes of this Subordination Agreement.

     11. Renewal and Extension of Senior Debt. This is the continuing agreement of subordination and Senior Creditor may continue, without notice to Subordinated Creditor, to extend credit or other accommodations or benefits and lend moneys to or for the account of Borrower on the faith hereof. It is further understood and agreed that Frost may at any time, in its sole discretion, increase the amount of, or renew or extend the time of payment of all or any part of any existing or future indebtedness or obligations of Borrower to Senior Creditor or renew, waive or release the lien in the Property or the security interest in any collateral which may be held therefor at any time and in reference thereto to make and enter into any such agreement or agreements as Senior Creditor may deem proper or desirable without notice to or further assets from Subordinated Creditor and without in any manner impairing or affecting this Subordination Agreement or any of Senior Creditor's rights hereunder.

     12. Waiver of Notice. Subordinated Creditor hereby expressly waives notice of acceptance by Senior Creditor of the subordination and other provisions of this Subordination
Agreement and, except as expressly provided herein, all other notices whatsoever, including, without limitation, notice of the creation of any indebtedness or liability of Borrower to Senior Creditor, notice of the giving or extension of credit by Senior Creditor to Borrower, notice of protest and default, and all other notices to which Subordinated Creditor might otherwise be entitled from Senior Creditor. Subordinated Creditor consents and agrees that Senior Creditor shall be under no obligation to marshal any assets in favor of Subordinated Creditor or against or in payment of any or all of the Senior Debt.

     13. Rights of Senior Creditor. Subordinated Creditor expressly waives reliance by Senior Creditor upon the subordination and other agreements as herein provided and presentment, demand and protest. Subordinated Creditor agrees that Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Debt Documents, or the collectibility of the Senior
Debt, that each Senior Creditor shall be entitled to manage and supervise its loans to Borrower in accordance with its usual practices, modified from time to time as such Senior Creditor deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have in or to any of the assets of Borrower, and that Senior Creditor shall have no liability to Subordinated Creditor for, and waives any claim which Subordinated Creditor may now or hereafter have against Senior Creditor arising out of (a) any and all actions which Senior Creditor takes or omits to take
(including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Property or other collateral for the Senior
Debt, actions with respect to the occurrence of a "Default" or an "Event of Default" (as defined in any of the Senior Debt
Documents), actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon the Property or other collateral for the Senior Debt, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party with respect to the Senior Debt Documents or to the collection of the Senior Debt, or the valuation, use, protection or release of the Property or other collateral for the Senior
Debt, (b) Senior Creditor's election, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. Senior Creditor may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsibility to Subordinated
Creditor, and without impairing or releasing any of Frost's rights or any of the obligations of Subordinated Creditor hereunder, change the amount, manner, place or term of payment of, or change or extend the time of payment of, or renew or alter Senior Debt in any and all respects; sell, exchange, release, or otherwise deal with all or any part of any Property securing
Senior Debt; exercise or refrain from exercising any rights against the Borrower and others (including Subordinated
Creditor); add or release any party or other person primarily or secondarily liable for the Senior Debt; and apply any sums, by whomsoever paid or howsoever realized, to Senior Debt.

     14. Remedies Upon Default. Subordinated Creditor hereby covenants and agrees that, upon the occurrence of a Default or an Event of Default under any of the Senior Debt Documents, Senior Creditor may, at its sole option, without notice to Subordinated
Creditor: (a) with and without releasing or extinguishing any liens or security interests created by the Senior Debt Documents, cause title in and to all or any portion of the Property (or any interest of any kind in the Property, including, without limitation, a beneficial interest in a land trust) to be transferred, assigned or conveyed to a nominees of Senior Creditor, subject to the liens of the Subordinated Debt, if any; and/or (b) take possession of the Property and take all actions necessary to operate and maintain the Property (and to increase the amounts owed by Borrower pursuant to the Senior Debt by an amount equal to such costs) and the right to lease or sell all or any portion of the Property or any interest in the Property. Subordinated Creditor hereby expressly waives the right to assert any and all claims and defenses against Senior Creditor relating to or arising from any action taken by Senior Creditor pursuant to this Section 14.

     15. Financial Condition of Borrower. Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall have no duty to advise Subordinated Creditor of information known to Senior Creditor regarding such condition of any such circumstance.

     16. Entire Debt. Subordinated Creditor represents and warrants to Senior Creditor that Exhibit A attached hereto identifies all of Borrower's existing indebtedness for borrowed money owing to Subordinated Creditor.

     17. Other Instruments. Subordinated Creditor further agrees to execute and deliver to Senior Creditor such assignments, endorsements or other instruments as may be reasonably required by Senior Creditor in order to enable Senior Creditor to enforce any and all claims provided or permitted hereunder and to collect any and all dividends or other payments or disbursements which may be made at any time on accounts of all or any of the Subordinated Debt, other than Permitted Payments to the extent allowed hereunder.

     18. Binding Effect. This Subordination Agreement is binding on Subordinated Creditor, its legal representatives, successors and assigns, and shall inure to the benefit of Senior Creditor, its successors and assigns. Whenever reference is made in this Subordination Agreement to Borrower, such term shall include any heir, legal representative, successor or assign of Borrower, including, without limitation, a receiver, trustee or debtor-in-possession.

     19. Notice. Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered (a) three days following deposit in the United States mail, with proper first class postage prepaid, certified, return receipt requested, (b) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) upon receipt of notice given by telecopy, mailgram, telegram, telex, or personal delivery:

          To Frost:           The Frost National Bank,
                              a national banking association,
                              d/b/a Frost Capital Group
                              1010 Lamar, Suite 1210
                              Houston, Texas  77002
                              Attn:  Robert Reaser
                              Fax No. 713-652-7550
          with copies to:     Patton Boggs LLP
                              2001 Ross Avenue, Suite 3000
                              Dallas, Texas  75201
                              Attn:  Michelle W. Suarez, Esq.
                              Fax No. 214-758-1550

          To Subordinated
             Creditor:        William Y. Tauscher
                              543 Forbes Boulevard
                              South San Francisco, California
                              94080-2019
                              Fax No.  650-871-0625


                              Leonard Kee
                              543 Forbes Boulevard
                              South San Francisco, California
                              94080-2019
                              Fax No.  650-871-0625


                              Richard Anderson
                              38 Lincoln Street
                              Lexington, Massachussetts 02421
                              Fax No.: ____________________

     20. GOVERNING LAW. THIS SUBORDINATION AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS SUBORDINATION AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, AND ALL OTHER LAWS OF MANDATORY APPLICATION.

     21. Entire Agreement. This Subordination Agreement sets forth the complete undertaking and agreements of Senior Creditor and Subordinated Creditor with respect to the subject matter hereof, and there are no other agreements or undertakings binding upon them, including, without limitation, any conflicting provisions of any agreement or notes referred to on Exhibit A attached hereto.

     22. No Effect on Intercreditor Agreement. Notwithstanding the foregoing, Frost and Upfield agree that, as between them, their respective rights and priorities are set forth in and governed by the Intercreditor Agreement, and nothing set forth herein shall be deemed to increase or expand their rights vis-a-vis one another.

     23. Execution in Counterparts and Facsimile Signatures. This Subordination Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed to be an original for all purposes, and all such counterparts shall collectively constitute one Subordination Agreement. This Subordination Agreement may be signed by facsimile signature, and a facsimile signature shall, for all purposes, have the effect of an original signature.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by Subordinated Creditor and Senior Creditor as of the day and date first written above.



                              ___________________________________
                              WILLIAM Y. TAUSCHER



                              ___________________________________
                              LEONARD KEE



                              ___________________________________
                              RICHARD ANDERSON


                              Accepted as of July 19, 2002

                              THE FROST NATIONAL BANK, a national
                              banking association doing business
                              as Frost Capital Group



                              By:________________________________
                              Name:______________________________
                              Title:_____________________________




                              ___________________________________
                              JAMES E. UPFIELD

                   ACKNOWLEDGMENT OF BORROWER


     The Borrower hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, confirms the accuracy of the information set forth in Exhibit A attached hereto and that Exhibit A identifies all of Borrower's existing indebtedness and obligations to Subordinated Creditor, and agree that they will not pay any indebtedness subordinated by the foregoing Subordination Agreement (except as otherwise permitted hereby) until all indebtedness of Borrower to Senior Creditor, its successors and assigns, now existing and hereafter arising shall have been indefeasibly paid in full in cash. In the event of any breach of the provisions of the foregoing Subordination Agreement, Borrower agrees that, in addition to any other rights and remedies Secured Party may have, all of Borrower's obligations and liabilities to Senior Creditor shall, without notice or demand, become immediately due and payable, unless Senior Creditor shall otherwise elect.



                              TEMTEX INDUSTRIES, INC.



                              By:________________________________
                              Name:______________________________
                              Title:_____________________________




                              TEMCO FIREPLACE PRODUCTS, INC.



                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                            EXHIBIT A


            SUBORDINATED DEBT AND PERMITTED PAYMENTS
            ----------------------------------------






I.   Debt Owed to Subordinated Creditor

     $750,000 Convertible Subordinated Notes dated as of the date hereof, issued by Temtex and payable to the order of Subordinated Creditor (collectively, the "Convertible
     Note").

II.  Permitted Payments

     Each regularly scheduled payment of interest, as and when due and payable pursuant to the terms of the Convertible
     Note as in effect on the date hereof.










Exhibit A                      -1-

                            EXHIBIT B
                            ---------



                         LEGEND TO NOTE
                         --------------



                         [See Attached]






















Exhibit B                  -1-